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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [ ]

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McDermott International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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McDermott International, Inc.

Bruce W. Wilkinson	1450 Poydras Street
Chairman of the Board and	P.O. Box 61961
Chief Executive Officer	New Orleans, Louisiana 70161-1961
April 8, 2005
Dear Stockholder:
      You are cordially invited to attend this year’s Annual Meeting of Stockholders of McDermott International, Inc., which will be held on Wednesday, May 4, 2005, in the Pelican I Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.
      If EquiServe Trust Company, N.A., our transfer agent and registrar, holds your shares of record, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card.
      If a broker or other nominee holds your shares in “street name,” it has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.
      Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares. If you attend the meeting, you may change your vote at that time.
      Thank you for your interest in our company.

Sincerely yours,

BRUCE W. WILKINSON

McDERMOTT INTERNATIONAL, INC.
1450 Poydras Street
P.O. Box 61961
New Orleans, Louisiana 70161-1961

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

       The 2005 Annual Meeting of the Stockholders of McDermott International, Inc., a Panamanian corporation, will be held in the Pelican I Room of the Hotel Inter-Continental at 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 4, 2005, at 9:30 a.m. local time, for the following purposes:

1. To elect Class I and Class III Directors;

2. To ratify the decision of our Audit Committee and Board of Directors to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      If you were a stockholder as of the close of business on March 28, 2005, you are entitled to vote at the meeting and at any adjournment thereof.
      Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instruction set forth in the 2005 Proxy Statement under “Voting Information.”
      We have enclosed a copy of our 2004 Annual Report to Stockholders with this notice and proxy statement.

By Order of the Board of Directors,

JOHN T. NESSER, III
Secretary
Dated: April 8, 2005

PROXY STATEMENT FOR 2005 ANNUAL
MEETING OF STOCKHOLDERS

GENERAL INFORMATION
      We are mailing this proxy statement and accompanying proxy card to our stockholders beginning on April 8, 2005. Our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting to be held on May 4, 2005. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation for a fee that will not exceed $7,500, plus out-of-pocket expenses. In addition to solicitation by mail and by The Proxy Advisory Group of Strategic Stock Surveillance, LLC, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Thrift Plan”), the trustee of that plan has sent you this proxy statement and a voting instruction form, which you can use to direct the trustee on how to vote your plan shares.
VOTING INFORMATION
Record Date and Who May Vote
      Our Board of Directors selected March 28, 2005 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, EquiServe Trust Company, N.A., on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.
      On the Record Date, 67,966,938 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
How to Vote
      For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage prepaid envelope or by calling a toll-free telephone number or using the Internet as further described in the enclosed proxy card. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time.
      If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them and has enclosed a voting instruction form with this proxy statement. They will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage prepaid envelope. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.
      In either case, telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

      You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
How to Change Your Vote
      For shares held of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.
      For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds such shares for you.
Quorum
      The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting as to a particular matter. Broker non-votes (i.e., shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) also will count for quorum purposes.
Proposals to Be Voted on; Vote Required and How Votes Are Counted
      We are asking you to vote on the following:

•	the election of Roger A. Brown, Oliver D. Kingsley, Jr. and Bruce W. Wilkinson to Class I of our Board of Directors;

•	the election of Ronald C. Cambre and Bruce DeMars to Class III of our Board of Directors; and

•	the ratification of the decision of our Audit Committee and Board of Directors to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005.
      Each proposal, including the election of directors, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. In the election of directors, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. For the proposal to ratify the decision of our Board of Directors to retain PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2005, you may vote “FOR” or “AGAINST” or abstain from voting. Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for either proposal, they have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the vote on either of the proposals.
      If you submit a signed proxy card without specifying your vote, your shares will be voted “FOR” the election of all director nominees and the ratification of the decision of our Board of Directors to retain PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2005. If you hold your shares in street name and you do not instruct your broker or nominee how to vote those shares, they may vote your shares as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. Shares held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes.” While broker non-votes will be counted toward a quorum, they are not entitled to vote on, or considered present for purposes of, any matters for which the broker or nominee lacks the authority to vote. Therefore, they will have no effect on the vote on any such matter.
      We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
Confidential Voting
      All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board of Directors;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS
(ITEM 1)
      Our Articles of Incorporation provide for the classification of our Board of Directors into three classes, subject to (1) a reduction to two classes if the number of directors constituting the Board of Directors is less than nine and (2) a further reduction to a single class if the number of directors constituting the Board of Directors is less than six. Our Articles of Incorporation further provide that the term of office of one class shall expire each year. Currently, our Board of Directors has ten members. Two of our ten directors have been added to the Board since our 2004 Annual Meeting: Oliver D. Kingsley, Jr. became a director in November 2004; and Roger A. Brown became a director in February 2005. As a result of the increase in the number of directors, in February 2005, our Board of Directors reconstituted Class III and reassigned Ronald C. Cambre and Bruce DeMars from Class I to Class III of the Board. One of our other Class I directors, Richard E. Woolbert, will retire from our Board after more than eight years of service, effective at this year’s Annual Meeting.
      The current term of office of our Class I directors — Roger A. Brown, Oliver D. Kingsley, Jr., Bruce W. Wilkinson and Richard E. Woolbert — will expire at this year’s Annual Meeting. On the nomination of our Board, Messrs. Brown, Kingsley and Wilkinson will stand for re-election as Class I directors at this year’s Annual Meeting for a term of three years.
      As former Class I directors, the current term of office of Ronald C. Cambre and Bruce DeMars was to expire at this year’s Annual Meeting. With the reconstitution of Class III of the Board and the reassignment of Mr. Cambre and Admiral DeMars from Class I to Class III, their current term was effectively extended for two years, due to the requirement in our Articles of Incorporation that the term of one class of directors shall expire each year. However, our Board of Directors determined to submit the nominations of Mr. Cambre and Admiral DeMars for election at this year’s Annual Meeting so that our stockholders would have the opportunity to effectively ratify the selection of Messrs. Cambre and DeMars as Class III directors. Accordingly, on the nomination of our Board, Mr. Cambre and Admiral DeMars will stand for re-election as Class III Directors at this year’s Annual Meeting for a term of two years.
      Our amended and restated By-Laws provide that (1) a person shall not be nominated for election or re-election to our Board of Directors if such person shall have attained the age of 70 prior to the date of election or re-election and (2) any director elected or re-elected at or after that Annual Meeting who attains the age of 70 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 70, unless the application of this mandatory retirement provision is waived by the full Board of Directors, provided that any such waiver may only extend for one year. Although Joe B. Foster has reached the mandatory retirement age of 70 for directors under our By-Laws, our full Board of Directors waived the application of the mandatory retirement provision for the one-year period, allowing Mr. Foster to continue serving as a director until our Annual Meeting in 2006.
      Unless otherwise directed, the persons named as proxies in the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving. Set forth below under “Class II Directors” are the names of our other directors who will continue to serve as directors after this year’s Annual Meeting. All directors have been previously elected by the stockholders or are standing for election as directors at this year’s Annual Meeting.

      Set forth below is certain information (ages are as of May 4, 2005) with respect to each nominee for election as a director and each director of our company who will continue to serve as a director after this year’s Annual Meeting.

		Director
Name and Principal Occupation	Age	Since

Class I Nominees
Roger A. Brown	60	2005
Mr. Brown has been President of Smith Technologies, a business unit of Smith International, Inc., a supplier of goods and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets, since July 1998. Mr. Brown also served as President of another business unit of Smith International, Inc., Smith Diamond Technology, from April 1995 to July 1998.

Oliver D. Kingsley, Jr.	62	2004
Until his retirement in November 2004, Mr. Kingsley served as President and Chief Operating Officer of Exelon Corporation (an integrated utility company) from May 2003, Senior Executive Vice President from February 2002 and President and Chief Nuclear Officer from October 2000. Mr. Kingsley also served as President and Chief Executive Officer of Exelon’s subsidiary, Exelon Generation, from February 2000 to November 2004 and as President and Chief Nuclear Officer of Unicom Corporation (an integrated electric utility company) from November 1997 to October 2000.

Bruce W. Wilkinson	60	2000
Mr. Wilkinson has been Chairman of the Board and Chief Executive Officer of McDermott since August 2000. Mr. Wilkinson served as President and Chief Operating Officer of McDermott from April 2000 to August 2000 and President and Chief Operating Officer of our subsidiary J. Ray McDermott, S.A. from July 2002 through February 2003. Previously, he was: a principal of Pinnacle Equity Partners, L.L.C. (a private equity group) from May 1999 to April 2000; Chairman and Chief Executive Officer of Chemical Logistics Corporation (a company formed to consolidate chemical distribution companies) from April 1998 to April 1999; President and Chief Executive Officer of Tyler Corporation (a diversified manufacturing and service company) from April 1997 to October 1997; Interim President and Chief Executive Officer of Proler International, Inc. (a ferrous metals recycling company) from July 1996 to December 1996; Chairman and Chief Executive Officer of CRSS, Inc. (a global engineering and construction services company) from October 1989 to March 1996; and President and Chief Executive Officer of CRSS, Inc. from 1982 to 1989. He is also a director of Cooper Cameron Corporation.
      Our Board recommends that stockholders vote “FOR” each of the nominees named above.

		Director
Name and Principal Occupation	Age	Since

Class III Nominees
Ronald C. Cambre	66	2000
Until December 2001, Mr. Cambre was Chairman of the Board of Newmont Mining Corporation (an international mining company) from January 1995 and served as its Chief Executive Officer from November 1993 until his retirement in December 2001. He was also President of Newmont Mining Corporation from June 1994 to July 1999. Mr. Cambre is also a director of Cleveland-Cliffs Inc., W. R. Grace & Co. and Inco Limited.

Bruce DeMars	69	1997
Admiral DeMars has been a Partner in RSD, LLC, a firm that introduces new products and services to industry and government, since August 2001. Previously, he was a Partner in the Trident Merchant Group and also Chief Executive Officer of the Non-Proliferation Trust, Inc. from February 1998 to June 2001. From 1988 until his retirement from the Navy in October 1996, Admiral DeMars was Director, Naval Nuclear Propulsion, a joint Department of the Navy/ Department of Energy program responsible for the design, construction, maintenance, operation and final disposal of reactor plants for the United States Navy. He is also the Non-Executive Chairman of the Board of Directors of Duratek, Inc. and a director of Exelon Corporation.
      Our Board recommends that stockholders vote “FOR” each of the nominees named above.

		Director
Name and Principal Occupation	Age	Since

Class II Directors
Joe B. Foster	70	1999
Mr. Foster served as the Non-Executive Chairman of Newfield Exploration Company (an oil and natural gas exploration and production company) from January 2000 to September 2004. Prior to that time, he served as President, Chief Executive Officer and Chairman of the Board of Newfield Exploration Company from January 1989 to May 1999 and as Chief Executive Officer and Chairman of the Board from May 1999 to January 2000. From January 2000 to August 2000, he served as Interim Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated (an oilfield services company). He was also Executive Vice President of Tenneco Inc. from 1981 to 1988 and a director of Tenneco Inc. from 1983 to 1988. Mr. Foster is a past Chairman of the National Petroleum Council and has been a member of the Offshore Committee of the Independent Petroleum Association of America. He currently serves on the Board of Directors of Newfield.

Robert L. Howard	68	1997
Until his retirement in March 1995, Mr. Howard was Vice President of Domestic Operations, Exploration and Production of Shell Oil Company, and President of Shell Western Exploration and Production Inc. from 1992, and President of Shell Offshore, Inc. from 1985. He is also a director of Southwestern Energy Company and Devon Energy Corporation.

D. Bradley McWilliams	63	2003
From April 1995 until his retirement in April 2003, Mr. McWilliams was Senior Vice President and Chief Financial Officer of Cooper Industries Ltd., a worldwide manufacturer of electrical products, tools and hardware. He was Vice President of Cooper Industries from 1982 until April 1995. He is also a director of Kronos Incorporated.

Thomas C. Schievelbein	51	2004
Until his retirement in November 2004, Mr. Schievelbein was President of Northrop Grumman Newport News, a subsidiary of the Northrop Grumman Corporation, a global defense company, from November 2001. From October 1995 to October 2001, he served as Executive Vice President and Chief Operating Officer of Newport News Shipbuilding, Inc.

Board Independence
      Our Board of Directors has determined that all nine nonmanagement members of the Board meet the categorical standards for director independence attached as Appendix A to this proxy statement. These standards are consistent with the standards of the New York Stock Exchange and are contained in the Corporate Governance Guidelines adopted by our Board of Directors, which are posted on our website at www.mcdermott.com under “Investor Relations — Corporate Governance.”
Annual Meeting Attendance
      As reflected in our Corporate Governance Guidelines, we have adopted a policy that each member of our Board of Directors must make reasonable efforts to attend our Annual Meeting. All eight directors then serving on the Board attended our Annual Meeting last year.
Board of Directors and Its Committees
      Our Board currently has, and appoints the members of, standing Audit, Compensation and Governance Committees. Each member of the Audit, Compensation and Governance Committees is an independent director in accordance with the independence requirements of the New York Stock Exchange. Each of the Board committees has a written charter approved by the Board. The current charter for each committee is posted on our website at www.mcdermott.com under “Investor Relations — Corporate Governance.” The members of the committees are identified in the following table.

Director	Audit	Compensation	Governance

Roger A. Brown		✓	✓
Ronald C. Cambre	✓	✓
Bruce DeMars	✓		Chair
Joe B. Foster	✓		✓
Robert L. Howard		Chair	✓
Oliver D. Kingsley, Jr.		✓	✓
D. Bradley McWilliams	Chair	✓
Thomas C. Schievelbein	✓	✓
Richard E. Woolbert		✓	✓
      Audit Committee. During the year ended December 31, 2004, the Audit Committee met ten times. The Audit Committee’s role is financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work.
      The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of McDermott’s independent public auditors. The committee, among other things, also reviews and discusses McDermott’s audited financial statements with management and the independent registered public accounting firm.
      Our Board has determined that Messrs. McWilliams, Cambre, Foster and Schievelbein and Admiral DeMars each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission. For more information on the background of each of Messrs. McWilliams, Cambre, Foster and Schievelbein and Admiral DeMars, see their biographical information under “Election of Directors.”
      A copy of the charter, which was amended and restated in February 2005, is attached as Appendix B to this proxy statement.
      Governance Committee. During the year ended December 31, 2004, the Governance Committee met six times. This committee, in addition to other matters, recommends to our Board of Directors (1) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to our directors, and (2) nominees for election to our Board of Directors. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” Our Governance Committee has primary oversight responsibility for our compliance and ethics program, excluding certain oversight responsibilities assigned to the Audit Committee. In conjunction with the Compensation Committee, the Governance Committee oversees the annual evaluation of our Chief Executive Officer.
      Compensation Committee. During the year ended December 31, 2004, the Compensation Committee met five times. The Compensation Committee (1) determines the salaries of all our officers elected to their positions by our Board of Directors, and reviews and makes recommendations regarding the salaries of officers of our subsidiaries, (2) administers and makes awards under our stock, incentive compensation and supplemental compensation plans and programs, and (3) monitors and makes recommendations relating to our and our subsidiaries’ various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.
Lead Director
      In February 2005, our Board of Directors approved the continued designation of Admiral DeMars as lead director to preside at all executive sessions of nonmanagement directors. Admiral DeMars has served as lead director since January 2004. In his absence, the remaining nonmanagement directors may appoint a presiding director by majority vote. The nonmanagement directors meet in executive session without management on a regular basis. Stockholders or other interested persons may send written communications to Admiral DeMars, addressed to Admiral DeMars, c/o McDermott International, Inc., Corporate Secretary’s Office, 1450 Poydras Street, New Orleans, Louisiana 70112-6050.
Communications With the Board
      We have a policy with respect to communications with our Board of Directors. Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o McDermott International, Inc., Corporate Secretary’s Office, 1450 Poydras Street, New Orleans, Louisiana 70112-6050. Our policy is posted on our website at www.mcdermott.com under “Investor Relations — Corporate Governance.”
Director Nominations Process
      Our Governance Committee has determined that a candidate for election to our Board of Directors must meet specific minimum qualifications. Each candidate must:

•	have a record of integrity and ethics in his/her personal and professional life;

•	have a record of professional accomplishment in his/her field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•	be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.
      In addition, the Governance Committee also considers it desirable that candidates possess the following qualities or skills:

•	each candidate should contribute positively to the collaborative culture among Board members; and

•	each candidate should possess professional and personal experiences and expertise relevant to our businesses and industry.

      The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our senior level executives and individuals personally known to the members of the Board.
      Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our by-laws. See “Stockholders’ Proposals” in this proxy statement and our by-laws, which may be found on our website at www.mcdermott.com at “Investor Relations — Corporate Governance.”
      The Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee may determine not to recommend those candidates to the Board, and the Board may determine not to nominate those candidates.
Corporate Governance
      Copies of the following corporate governance materials may be found on our website at www.mcdermott.com at “Investor Relations — Corporate Governance”:

Audit Committee Charter
Governance Committee Charter
Compensation Committee Charter
Code of Ethics for CEO and Senior Financial Officers
Corporate Governance Guidelines
Board of Directors Conflicts of Interest Policies and Procedures
Officers, Board Members & Contact Information
By-laws

      In addition, McDermott’s Code of Business Conduct may be found on our website at www.mcdermott.com at “Corporate Info — Ethics.”
Directors’ Attendance and Compensation
      Directors’ Attendance and Fees; Insurance. During fiscal year 2004, our Board of Directors held six meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served. Employee directors are not paid for their services as directors. Nonemployee directors are compensated as follows:

•	each nonemployee director receives an annual stipend of $40,000;

•	each nonemployee director receives a fee of $2,500 for each Board meeting personally attended and a fee of $1,000 for each Board meeting in which such director participates by telephone;

•	the lead director receives an annual fee of $5,000;

•	the chairman of the Audit Committee receives an annual fee of $7,500;

•	the chairman of each other Board committee receives an annual fee of $5,000;

•	each other member of a Board committee receives an annual fee of $2,500 per committee; and

•	each committee member also receives a fee of $1,750 for each committee meeting personally attended and a fee of $1,000 for each committee meeting in which such director participates by telephone.
      We also provide travel accident insurance to nonemployee directors under the same terms and conditions applicable to our employees.

      Directors Stock Plans. In addition to the fees and benefits provided to our directors described above, we currently have a directors stock plan under which we have granted stock options and issued restricted stock to our nonemployee directors. A maximum of 100,000 shares of our common stock may be issued under the 1997 Director Stock Program, which we adopted and our stockholders approved in 1997. Under this directors stock plan:

•	each nonemployee director is granted options to purchase 900 shares of our common stock on the first day of the first year of such director’s term and 300 shares on the first day of any subsequent year of such term;

•	the options have an exercise price equal to the fair market value of our common stock (average of high and low trading price) on the date of grant, become fully exercisable six months after the date of grant, and remain exercisable for ten years after the date of grant;

•	each nonemployee director is also granted rights to purchase 450 restricted shares of our common stock on the first day of the first year of such director’s term and 150 restricted shares on the first day of any subsequent year of such term at $1.00 per share;

•	the shares of restricted stock are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of a director’s term;

•	if a change in control of our company occurs, all transfer restrictions and forfeiture provisions on the shares of restricted stock will lapse and all outstanding stock options will become immediately exercisable; and

•	we granted options to purchase 4,725 shares of our common stock and 2,363 shares of restricted stock during the year ended December 31, 2004.
      In addition, a maximum of 3,000,000 shares of our common stock may be issued to executives, key employees, nonemployee directors and consultants under our 2001 Directors and Officers Long-Term Incentive Plan (the “2001 LTIP”), which we adopted and our stockholders approved in 2002. Shares of our common stock approved for issuance under some of our prior stock plans that were not awarded, or that were subject to awards that have been cancelled, terminated, forfeited, expired, settled in cash, or exchanged for consideration not involving shares, are also available for awards under the 2001 LTIP. Under the 2001 LTIP:

•	options, restricted stock, performance units and deferred stock units may be granted, from time to time, to directors in such number, and on such terms, as the Compensation Committee or the Board of Directors may determine;

•	any options granted must have an exercise price that is not less than the fair market value of our common stock (average of high and low trading prices) on the date of grant;

•	the Compensation Committee or the Board of Directors determines when the options become exercisable and the duration of the options, provided that no option may be exercisable later than the tenth anniversary of the date of grant;

•	any shares of restricted stock, performance units and deferred stock units granted are subject to such vesting restrictions, transfer restrictions and forfeiture provisions as the Compensation Committee or the Board of Directors establishes;

•	the Compensation Committee or the Board of Directors determines the treatment of awards in the event of a change in control of our company on an individual award basis; and

•	we granted options to purchase 35,000 shares of our common stock and 3,500 shares of restricted stock to nonemployee directors during the year ended December 31, 2004.

EXECUTIVE OFFICERS
      Set forth below is the age (as of May 4, 2005), the principal positions held with McDermott or certain subsidiaries, and certain other business experience information for each of our executive officers other than Bruce W. Wilkinson, who is our Chief Executive Officer and Chairman of the Board. For more information on Mr. Wilkinson, see his biographical information under “Election of Directors.” Unless we otherwise specify, all positions described below are positions with McDermott International, Inc.
      Louis W. Burkart, 55, has been Vice President and Controller of our subsidiary J. Ray McDermott, S.A. since February 2004. Previously, he was: Vice President, Internal Audit from August 2002 to February 2004; Director, Internal Audit from April 2002 to August 2002; Director, Environmental Safety, Health & Risk Management from May 1999 to April 2002; and Director, Corporate Insurance and Risk Management from June 1994 to May 1999.
      Robert A. Deason, 59, has been President and Chief Operating Officer of our subsidiary J. Ray McDermott, S.A. since March 2003. Previously, he was: Vice President, Operations of Fluor Corporation, an engineering, procurement, construction and maintenance services company, from March 1999 to January 2003; and Vice President, Project Management Production, Pipelines & Marine Services of Fluor Corporation from June 1997 to March 1999.
      James R. Easter, 48, has been our Vice President, Finance and Treasurer since September 2002. Previously, he was: Assistant Treasurer of McDermott from May 2002 to September 2002; Vice President in the Retail Energy Solutions Group of Reliant Resources, Inc., an electricity and energy services company, from December 2000 to May 2002; associated with Industrial Growth Partners LP, a private equity fund, from January 2000 to December 2000; Vice President, Finance Origination of the Asia Pacific Group of Enron International, Inc., a subsidiary of Enron Corp., from June 1999 to January 2000; and a Director in the Risk Control Group of Enron Corp. from January 1996 to June 1999.
      John A. Fees, 47, has been President and Chief Operating Officer of our subsidiary BWX Technologies, Inc. since September 2002. Previously, he was President and General Manager of BWXT Services, Inc., a subsidiary of BWX Technologies, from September 1997 to November 2002.
      Thomas A. Henzler, 51, has been our Vice President and Corporate Compliance Officer since July 2004. Previously, he was: Vice President and Corporate Controller of McDermott from May 2001 to July 2004; Vice President and Controller of J. Ray McDermott, S.A. from September 2002 to September 2003; and Vice President — Tax Administration of McDermott from September 1989 to May 2001.
      Francis S. Kalman, 57, has been our Executive Vice President and Chief Financial Officer since February 2002. Previously, he was: Senior Vice President and Chief Financial Officer of Vector ESP, Inc., a technology solutions provider, from March 2000 to February 2002; a principal of Pinnacle Equity Partners, LLC from April 1999 to March 2000; Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation, a logistics company specializing in the storage and movement of chemicals, from February 1998 to April 1999; and Senior Vice President and Chief Financial Officer of Keystone International, Inc., a manufacturer of industrial products, from May 1996 to September 1997.
      John T. Nesser, III, 56, has been our Executive Vice President, General Counsel and Corporate Secretary since February 2001. Previously, he was: Senior Vice President, General Counsel and Corporate Secretary of McDermott from January 2000 to February 2001; Vice President and Associate General Counsel of McDermott from June 1999 to January 2000; and Associate General Counsel of McDermott from October 1998 to June 1999. Previously, he served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985.
      Keith G. Robinson, 50, has been our Acting Corporate Controller since July 2004. Previously, he was: Assistant Controller of McDermott from April 2002 to July 2004; and Corporate Accounting Manager from August 1998 to April 2002.
      Louis J. Sannino, 56, has been our Executive Vice President, Human Resources, Health, Safety & Environmental since February 2005. Previously, he was: Senior Vice President, Human Resources, Health,

Safety & Environmental from June 2004 to February 2005; Senior Vice President, Human Resources and Corporate Compliance Officer from October 2000 to June 2004; Vice President, Human Resources from November 1998 to October 2000; and Director, Human Resources from April 1989 to November 1998.
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth the number of shares of our common stock beneficially owned as of March 1, 2005 by each director or nominee as a director, and each Named Executive Officer (as that term is defined under the caption “Compensation of Executive Officers”) and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the exercise of stock options or conversion of deferred stock units.

Shares
Beneficially
Name	Owned

Roger A. Brown(1)	3,025
Ronald C. Cambre(2)	18,622
Robert A. Deason(3)	177,709
Bruce DeMars(4)	23,668
John A. Fees(5)	232,395
Joe B. Foster(6)	34,309
Robert L. Howard(7)	28,694
Francis S. Kalman(8)	371,154
Oliver D. Kingsley, Jr.(9)	75
D. Bradley McWilliams(10)	2,188
John T. Nesser, III(11)	415,570
Thomas C. Schievelbein(12)	1,963
Bruce W. Wilkinson(13)	1,196,841
Richard E. Woolbert(14)	134,341
All directors and executive officers as a group (19 persons)(15)	3,206,001

(1)	Shares owned by Mr. Brown include 25 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(2)	Shares owned by Mr. Cambre include 10,859 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(3)	Shares owned by Mr. Deason include 83,334 shares of common stock that he may acquire on the exercise of stock options, as described above, and 36,500 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 1,732 shares of common stock held in the McDermott Thrift Plan.

(4)	Shares owned by Admiral DeMars include 12,884 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(5)	Shares owned by Mr. Fees include 175,770 shares of common stock that he may acquire on the exercise of stock options, as described above, 4,949 shares of common stock that he may acquire on the conversion of deferred stock units, as described above, and 36,700 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 5,105 shares of common stock held in the McDermott Thrift Plan.

(6)	Shares owned by Mr. Foster include 11,984 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(7)	Shares owned by Mr. Howard include 13,611 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(8)	Shares owned by Mr. Kalman include 237,701 shares of common stock that he may acquire on the exericise of stock options, as described above, and 79,200 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 1,058 shares of common stock held in the McDermott Thrift Plan and 21,000 shares held by a family limited partnership, of which he and his wife are the two sole general and limited partners. Mr. Kalman disclaims beneficial ownership of the 21,000 shares held by that family limited partnership, except to the extent of his pecuniary interest.

(9)	Shares owned by Mr. Kingsley include 75 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(10)	Shares owned by Mr. McWilliams include 1,125 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(11)	Shares owned by Mr. Nesser include 275,067 shares of common stock that he may acquire on the exercise of stock options, as described above, 917 shares of common stock that he may acquire on the conversion of deferred stock units, as described above, and 71,300 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 4,154 shares of common stock held in the McDermott Thrift Plan.

(12)	Shares owned by Mr. Schievelbein include 975 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(13)	Shares owned by Mr. Wilkinson include 833,300 shares of common stock that he may acquire on the exercise of stock options, as described above, and 172,100 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 3,024 shares of common stock held in the McDermott Thrift Plan.

(14)	Shares owned by Mr. Woolbert include 56,619 shares of common stock that he may acquire on the exercise of stock options, as described above, and 650 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 5 shares of common stock held in a custodial account for an immediate family member under the Uniform Gifts to Minors Act as to which Mr. Woolbert disclaims beneficial ownership.

(15)	Shares owned by all directors and executive officers as a group include 2,084,561 shares of common stock that may be acquired on the exercise of stock options, as described above, 11,749 shares of common stock that may be acquired on the conversion of deferred stock units, as described above, and 499,075 restricted shares of common stock as to which they have sole voting power but no dispositive power. Also includes 28,602 shares of common stock held in the McDermott Thrift Plan.
      Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of common stock, except that the 1,196,841 shares of common stock beneficially owned by Mr. Wilkinson constituted approximately 1.75% and the 3,206,001 shares of common stock beneficially owned by all directors and executive officers as a group constituted approximately 4.6% of the outstanding shares of common stock on March 1, 2005, in each case as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

		Amount and
		Nature of
		Beneficial		Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership		Class(1)

Common Stock	Third Point Management Company L.L.C.	4,225,000	(2)	6.3%
	360 Madison Ave., 24th Floor
	New York, NY 10017

Common Stock	Vanguard Fiduciary Trust Company,	4,074,166	(3)	6.0%
	in its capacity as trustee for our
	employee benefit plan
	500 Admiral Nelson Blvd.
	Malvern, PA 19355

Common Stock	Al A. Gonsoulin	4,000,000	(4)	5.9%
	4655 Sweetwater Blvd., Suite 300
	Sugar Land, TX 77479

Common Stock	Glenview Capital Management, LLC	3,538,362	(5)	5.2%
	399 Park Ave., Floor 39
	New York, NY 10022

Common Stock	American Express Financial Corporation	3,451,000	(6)	5.1%
	200 AXP Financial Center
	Minneapolis, MN 55474

(1)	Percent is based on the outstanding shares of our common stock on March 1, 2005.

(2)	As reported on Schedule 13G and other filings filed with the SEC on April 1, 2004 and February 14, 2005. According to the filings, each of Third Point Management Company L.L.C. (“Third Point Management”) and Mr. Daniel Loeb, the managing member of Third Point Management, has shared voting and dispositive power over 4,225,000 shares and sole voting or dispositive power over no shares.

(3)	As reported on a Schedule 13G filed with the SEC on February 2, 2005. According to the filing, Vanguard Fiduciary Trust Company has shared voting and dispositive power over 4,074,166 shares and sole voting or dispositive power over no shares.

(4)	As reported on a Schedule 13G filed with the SEC on April 29, 2002.

(5)	As reported on a Schedule 13G filed with the SEC on February 10, 2005. According to the filing, each of Glenview Capital Management, LLC (“Glenview Capital Management”), Glenview Capital GP, LLC (“Glenview Capital GP”), Glenview Capital Partners, L.P. (“Glenview Capital Partners”), Glenview Capital Master Fund, Ltd. (“Glenview Capital Master Fund”), Glenview Institutional Partners, L.P. (“Glenview Institutional Partners”) and Mr. Lawrence M. Robbins, the Chief Executive Officer of Glenview Capital Management and Glenview Capital GP, may be deemed to have shared voting and dispositive power over 3,358,362 shares and sole voting or dispositive power over no shares. Of the shares reported, 307,100 are held for the account of Glenview Capital Partners; 2,136,400 are held for the account of Glenview Capital Master Fund; 1,063,000 shares are held for the account of Glenview Institutional Partners; 56,700 shares are held for the account of GCM Little Arbor Master Fund, Ltd; 2,140 shares are held for the account of GCM Little Arbor Institutional Partners, L.P.; and 3,022 shares are held for the account of GCM Little Arbor Partners, L.P.

(6)	As reported on a Schedule 13G filed with the SEC on February 11, 2005. According to the filing, American Express Financial Corporation has shared voting and dispositive power over 3,451,000 shares and sole voting and dispositive power over no shares.

COMPENSATION COMMITTEE REPORT
To Our Stockholders
      The Compensation Committee is currently comprised of seven independent directors. The Committee exists to develop executive compensation policies that support McDermott’s strategic business objectives and values. Our duties include:

•	Reviewing and approving the design of McDermott’s executive compensation programs and all salary arrangements that its executives receive;

•	Assessing the effectiveness of McDermott’s executive compensation programs in light of its compensation policies; and

•	Evaluating executive performance.
Compensation Philosophy
      We adhere to an executive compensation philosophy that supports McDermott’s business strategies. These strategies are to:

•	Maximize profits;

•	Increase shareholder value;

•	Strengthen cash flow and liquidity;

•	Resolve B&W’s asbestos-related Chapter 11 reorganization proceeding in a timely and effective manner;

•	Reinforce operating discipline and excellence in each of McDermott’s operating groups; and

•	Pursue internal and external initiatives for growth.
      Our philosophy for executive compensation is to:

•	Manage compensation opportunities from a total compensation perspective that emphasizes at-risk compensation, while balancing short-term and long-term compensation to support McDermott’s business and financial strategic goals;

•	Structure compensation opportunities that are contingent on performance measures that drive growth and, to the extent possible, are fully competitive;

•	Reflect positive, as well as negative, company and individual performance in compensation;

•	Emphasize equity-based compensation for McDermott executives to reinforce management’s focus on shareholder value;

•	Structure compensation programs that are flexible and focus, as appropriate, on issues that are unique to individuals and business groups; and

•	Provide pay opportunities that will attract and retain executive talent.
      McDermott’s executives participate in a comprehensive compensation program built around this philosophy. The key components of this program include base salary, annual bonus opportunities, long-term and equity-based incentives (stock options, restricted stock and performance units) and benefits.
      To ensure that its executive compensation levels are comparable to the practices of other comparable companies, McDermott, with the assistance of our compensation consultant, annually collects and reviews compensation data from several external sources. This data covers both specific industries in which McDermott competes and general industry. The industry-specific comparison is collected using a group of companies that have national and international business operations and sales volumes, market capitalizations, employment levels, and one or more lines of business that are comparable to McDermott’s. We review and approve the selection of companies used for this purpose. The industry-specific comparison group is the same as the 2004 Peer Group used in the performance graph included in this proxy statement.
      Since 2000, the Committee has engaged Apogee, an executive compensation consulting firm, to assist in revising McDermott’s executive compensation program to more clearly reflect a total compensation approach. Under this approach, McDermott’s executive compensation program focuses on competitive opportunities that are contingent upon the achievement of operational and financial performance goals. Individual opportunities are formulated by giving consideration to the executive’s position with McDermott, individual accountabilities, corporate and unit objectives and compensation practices in the competitive marketplace.
Base Salary
      Generally, salaries reflect an individual’s level of responsibility, prior experience, breadth of knowledge, personal contributions, position within McDermott’s executive structure and market pay practices. Overall, salaries are targeted at or near the median of market practice, with annual adjustments based on performance. When making annual adjustments, we conduct a qualitative assessment that considers many factors, including individual performance, both past and present. The factors used in making this evaluation may vary by individual and by position.
      As part of the review conducted by Apogee, a thorough analysis was performed to compare current executive salaries with competitive industry benchmarks. The analysis determined that our salaries were generally within 10% of the market median considered to be fully competitive and salary adjustments were determined individually as described above.
      During fiscal year 2004, Mr. Wilkinson served as McDermott’s Chief Executive Officer. While the Committee was highly pleased with Mr. Wilkinson’s performance, at Mr. Wilkinson’s request, his base salary for 2004 was not increased and was maintained at $650,000.
Annual Bonus
      As part of the short-term component of McDermott’s overall executive compensation program for the year ended December 31, 2004, we provided bonus opportunities to our executive officers and selected salaried employees through McDermott’s Executive Incentive Compensation Plan (the “EICP”). The EICP is a cash-based performance incentive program designed to motivate and reward eligible employees for their contributions to those factors and objectives that drive McDermott’s earnings and growth. Executive officers and key employees at McDermott’s corporate headquarters and business groups whose effective performance can have a reasonable impact on McDermott’s tactical and strategic initiatives participate in the EICP annually.
      For each year under the EICP, the Committee establishes a target award, expressed as a percentage (or multiplier) of the participant’s annual base salary, for executive officers and certain employees. The Committee establishes weighted business plan performance measures and individual performance measures, appropriate for the position of each participating officer, at the beginning of the year. For each business plan measure, the Committee defines a threshold, target and maximum level of performance. Target performance in both the business plan and individual measures results in eligibility for payment of 100% of the target award. Performance below the target, but above the threshold amount, and performance above the target, would result in a decreased or increased payout, respectively. Additionally, the EICP contemplates that the Committee may authorize an additional payment in an amount equal to 30% of the target award to recognize exemplary accomplishments in any year, regardless of whether performance was above or below the targeted levels. Bonuses of up to 200% of individual target awards may be earned under the EICP.

      The target awards for 2004, as a percentage of the participating officer’s annual base salary on 1/1/04 (the “EICP muliplier”), were as follows:

•	Chief executive officer, 80%;

•	Business group presidents, 65%;

•	Other senior officers of McDermott International, Inc., 55%; and

•	Other elected officers of McDermott International, Inc. and business groups, 45%
      For the year ended December 31, 2004, participating officers earned bonuses under the EICP greater than their target awards based on performance measures that included return on adjusted assets, operating income and other measures reflecting individual accountabilities of each executive officer. During that period, Mr. Wilkinson earned a bonus of $1,014,000 on a target award of 80%.
Long-Term Incentives
      The Committee believes that the interests of its stockholders are best served when a significant percentage of officers’ compensation is comprised of equity-based and other long-term incentives that acquire value contingent upon increases in the share price of McDermott’s common stock and other indicators that reflect improvements in business fundamentals. In determining the size and frequency of individual long-term incentive awards, the Committee considers:

•	market practices among comparable and other companies;

•	level of responsibility;

•	individual performance; and

•	the potential of the grant recipient to affect future outcomes.
      The Committee does not apply any specific weighting of these factors in its determinations.
      In 2004, the Committee awarded executives and key employees with equity-based incentives through the 2001 Directors and Officers Long-Term Incentive Plan (the “2001 LTIP”). It is the Committee’s intention to review compensation opportunities annually and to make awards under McDermott’s long-term plans at such times and in such amounts as may be required to accomplish the objectives described above.
      Stock Options. Stock options are granted to McDermott’s executives to provide an equity-based incentive component to their compensation. In 2004, McDermott granted stock options at exercise prices equal to the fair market value of the underlying common stock on the date of grant.
      During the year ended December 31, 2004, McDermott granted Mr. Wilkinson options to acquire 129,200 shares of common stock at an exercise price of $9.01 per share. These options vest one-third on each of the first three anniversaries of the date of grant and have a term of 10 years.
      Restricted Stock. In the year ended December 31, 2004, we made grants of restricted stock under the 2001 LTIP. Actual shares of stock were issued at the time of grant, the vesting of which is scheduled to occur upon the earlier of the fifth anniversary of the award date or the achievement of predetermined individual performance measures. Until those shares of restricted stock vest, they are nontransferable and subject to forfeiture under certain circumstances.
      In 2004, Mr. Wilkinson was granted 29,700 shares of restricted stock, excluding the shares granted under our Key Executive Retention Program (“KERP”), discussed further below.
      Generally, the vesting of restricted stock is taxable income subject to statutory tax withholding. In March 2004, the Committee approved the irrevocable elections of certain officers to withhold shares of restricted stock upon vesting to satisfy the statutory minimum tax withholding obligation on restricted stock vesting during 2004, other than stock granted under the KERP. Seven executive officers, including Mr. Wilkinson, and several other key employees elected to be subject to the share witholding in satisfaction of applicable statutory tax withholding requirements. Additionally, in October 2004, the Committee approved the irrevocable election of six executive officers, including Mr. Wilkinson, as well as several other key employees, to have some or all of their minimum statutory tax withholding obligation satisfied with the withholding of an equivalent number of shares for restricted stock vesting during 2005, other than stock granted under the KERP.
      Performance Units. The Committee did not grant any performance units in 2004.
Key Executive Retention Program
      In May 2004, the Committee instituted the Key Executive Retention Program (the “KERP”) in an effort to maintain continuity of corporate management as McDermott worked through a number of operational challenges. The KERP provided certain executives and other key employees with quarterly vesting of shares of restricted stock and cash payments concluding on March 1, 2005, conditioned on continued employment by the participating executive on each vesting date.
      Under the KERP, Mr. Wilkinson was granted (1) periodic cash retention payments in an aggregate amount equal to 25% of his annualized base salary as of January 1, 2004, (2) a final cash retention payment on March 1, 2005 equal to 25% of his annualized base salary as of January 1, 2004, subject to the satisfaction of performance goals the Committee established (which goals were attained), and (3) 37,143 shares of restricted stock, the vesting of 50% of which was subject to the attainment of performance goals the Committee established (which goals were attained). The final vesting date under the KERP was March 1, 2005. The agreements setting forth the terms of Mr. Wilkinson’s and the other executive officers’ KERP compensation have been filed with the SEC as exhibits to McDermott’s Form 10-Q for the quarter ended June 30, 2004.
Change-in-Control
      The Committee approved and McDermott entered into change-in-control agreements with Messrs. Deason, Fees, Kalman, Nesser, Sannino and Wilkinson. Under these agreements, if McDermott terminates an executive officer’s employment, other than for cause or as a result of his death or disability, or if an executive officer terminates his employment for good reason within the one year following a change in control, McDermott will pay that executive officer all of the following, pursuant to the change-in-control agreement:

•	Various accrued benefits, such as earned but unpaid salary, earned but unused vacation and reimbursements,

•	A cash payment equal to the product of the EICP muliplier used for the executive officer and the executive officer’s annual base salary for the applicable period, in the event an EICP bonus for the year prior to termination is paid to other EICP participants after the date of the executive’s termination. For example, for an applicable termination in 2005, the cash payment would equal the executive officer’s target award percentage multiplied by the executive officer’s 2004 annual salary.

•	A prorated cash payment under the EICP based upon the executive officer’s target award for the year in which the termination occurs and the number of days in which the executive was employed with McDermott during that year. For example, for an applicable termination in 2005, the cash payment would equal the product of (1) the executive officer’s 2005 annual base salary multiplied by the executive officer’s 2005 EICP target percentage and (2) the number of days employed in 2005 divided by 365).

•	A cash payment equal to 200% of the executive’s annual base salary immediately prior to termination plus his EICP target bonus applicable to the year in which the termination occurs. For example, for an applicable termination in 2005, the cash payment would equal two times the sum of the executive officer’s 2005 annual base salary plus the executive officer’s target bonus.

•	In the event any payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, an additional cash payment equal to such excise tax, as well as a gross-up payment for any resulting income or excise tax.
Benefits
      Benefits offered to key executives serve a different purpose than the other elements of McDermott’s compensation program. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to key executives are generally the same as those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.
Policy with Respect to Section 162(m)
      Section 162(m) of the Internal Revenue Code limits McDermott’s tax deductions relating to the compensation paid to certain executive officers, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by McDermott’s stockholders. All of McDermott’s past executive equity-based compensation plans have received stockholder approval and were prepared with the intention that McDermott’s incentive compensation would qualify as performance-based compensation under Section 162(m).
      While we intend to continue to rely on performance-based compensation programs, we are cognizant of the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that the best interests of McDermott are achieved. To the extent consistent with this goal, we will attempt to satisfy the requirements of Section 162(m) in the future.
Conclusion
      We believe McDermott’s executive compensation policies and programs serve the interests of McDermott and its stockholders effectively, and that the various pay vehicles offered are appropriately balanced to provide appropriate motivation for executives to contribute to McDermott’s overall future success, thereby enhancing the value of McDermott for its stockholders’ benefit.
      We will continue to monitor the effectiveness of McDermott’s total compensation programs to meet the current needs of our company.

THE COMPENSATION COMMITTEE

R. L. Howard, Chairman
R. A. Brown
R. C. Cambre
O. D. Kingsley, Jr.
D. B. McWilliams
T. C. Schievelbein
R. E. Woolbert

PERFORMANCE GRAPH
      The following graph compares the yearly percentage change in McDermott’s cumulative total return on its common stock over the preceding five-year period with the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and with two peer groups of publicly traded companies over the same period. The first peer group (the “2003 Peer Group”) was used in the presentation of the performance graph we included in the proxy statement for our 2002, 2003 and 2004 Annual Meetings and consists of the following companies: Cal Dive International, Inc., Fluor Corporation, Foster Wheeler Corporation, Global Industries, Ltd., Gulf Island Fabrication, Inc., Halliburton Company, Jacobs Engineering Group, Inc., Oceaneering International, Inc., Stolt Offshore S.A., and Technip S.A. The second peer group (the “2004 Peer Group”) is a new group of companies we selected in order to provide a better representation of companies in the defense and related industries that are comparable to our Government Operations segment and to update our group of peers that are comparable to our Marine Construction Services segment. The 2004 Peer Group consists of Fluor Corporation, Global Industries, Ltd. GlobalSantaFe Corporation, Goodrich Corporation, Halliburton Company, Jacobs Engineering Group Inc., Rockwell Collins, Inc., The Shaw Group Inc., Stolt Offshore S.A., Technip S.A., United Defense Industries, Inc. and Washington Group International, Inc. In accordance with SEC rules, we are presenting the 2004 Peer Group along with the 2003 Peer Group in the graph below.
Comparison of Cumulative Total Return*
McDermott International, S&P 500, 2003 Peer Group, and 2004 Peer Group

*	Assuming $100 invested on December 31, 1999 and reinvestment of dividends on quarterly basis.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

McDermott International	$100.00	$119.94	$136.90	$48.87	$133.33	$204.85
S&P 500	$100.00	$90.89	$80.14	$62.47	$80.35	$89.07
2003 Peer Group	$100.00	$97.47	$56.73	$53.08	$73.97	$110.96
2004 Peer Group	$100.00	$111.64	$69.83	$65.34	$88.47	$124.74

COMPENSATION OF EXECUTIVE OFFICERS
      The following table summarizes the annual and long-term compensation of our Chief Executive Officer and our four highest paid executive officers other than our CEO (collectively, the “Named Executive Officers”) for the fiscal years ended December 31, 2004, 2003 and 2002.
Summary Compensation Table

			Annual Compensation(1)					Long-Term Compensation

								Awards		Payouts

							Other	Restricted	Securities
		Period					Annual	Stock	Underlying	LTIP	All Other
Name	Principal Position	Ended	Salary		Bonus		Comp.(2)	Awards(3)	Options	Payouts	Comp.(4)

B.W. Wilkinson	Chairman & Chief	12/04	$650,000		$1,339,000	(5)	—	$545,279	129,200	$0	$6,151
	Executive Officer	12/03	$650,000		$0		—	$85,485	160,100	$0	$5,001
		12/02	$600,000		$144,000		—	$2,299,676	200,000	$0	$3,750

R.A. Deason	President & Chief	12/04	$370,008		$647,967	(6)	—	$261,843	50,000	$0	$6,156
	Operating Officer,	12/03	$262,500	(7)	$50,000	(8)	—	$77,998	100,000	$0	$5,216
	J. Ray McDermott

J.A. Fees	President & Chief	12/04	$410,694		$533,000		—	$112,250	54,300	$0	$6,157
	Operating Officer,	12/03	$366,667		$416,520		—	$24,959	46,600	$0	$6,009
	BWX Technologies	12/02	$280,208		$195,615		—	$348,293	64,800	$0	$4,508

F.S. Kalman	Executive Vice President	12/04	$400,000		$629,000	(9)	—	$303,434	63,700	$0	$6,156
	& Chief Financial	12/03	$380,000		$0		—	$45,239	84,700	$0	$2,377
	Officer	12/02	$307,576	(10)	$200,000	(11)	—	$572,222	160,000	$0	$0

J.T. Nesser, III	Executive Vice President,	12/04	$335,000		$526,788	(12)	—	$232,475	42,900	$0	$6,154
	General Counsel &	12/03	$317,040		$0		—	$29,327	55,000	$0	$6,010
	Corporate Secretary	12/02	$317,040		$52,312		$107,405	$649,772	84,000	$0	$4,508

(1)	Includes salary and bonus earned in a fiscal year, whether or not deferred. Bonus amounts include bonuses paid in 2005, 2004 and 2003, but earned in fiscal years 2004, 2003 and 2002, respectively.

(2)	The aggregate value of perquisites and other personal benefits received by a Named Executive Officer during a fiscal year is not included if it does not exceed the lesser of $50,000 or 10 percent of the total amount of such officer’s salary and bonus for that period. For purposes of determining whether perquisites exceeded that threshold amount, we did not assign any value to the inclusion of family members on charter flights, because we did not incur any incremental cost for the family member(s) to accompany the executive officer on those flights. The amount shown for Mr. Nesser in 2002 is attributable to relocation expenses.

(3)	Includes restricted stock granted in 2004, 2003 and 2002 and restricted stock issued in 2002 as a result of performance share awards granted during fiscal year 2000. The restricted stock awards are valued at the closing market price of our common stock on the date of grant. The restricted stock issued as a result of the performance share awards are valued at the closing market price of common stock on the date the restricted stock was issued. McDermott waived the $1.00 per share payment requirement for the restricted stock issued as a result of the performance share awards.
       As of December 31, 2004, the total number of shares of restricted stock held by the Named Executive Officers and their market value (based on a closing market price on December 31, 2004 of $18.36, net of any consideration paid for such shares) are as follows:

	Shares of	Market
Name	Restricted Stock	Value

Mr. Wilkinson	196,243	$3,603,021
Mr. Deason	50,243	$922,461
Mr. Fees	36,700	$673,812
Mr. Kalman	86,057	$1,580,007
Mr. Nesser	77,043	$1,414,509

Dividends, if any, would be paid on restricted stock at the same time and at the same rate as dividends paid to all stockholders. Grants of restricted stock in 2004 vest over a period of three to five years from the grant date, based upon the attainment of predetermined financial goals. The above share amounts include grants of restricted stock of 37,143, 21,143, 22,857 and 19,143 to Messrs. Wilkinson, Deason, Kalman and Nesser, respectively, granted in May 2004 under our Key Executive Retention Program (“KERP”), discussed above under “Compensation Committee Report,” and which vested in quarterly installments through March 1, 2005.

(4)	Amounts shown for each Named Executive Officer for the fiscal years ended 2002, 2003 and 2004 are attributable to our matching contributions to the officer’s contribution under the McDermott Thrift Plan.

(5)	Includes cash retention payments made to Mr. Wilkinson of $325,000 under our KERP.

(6)	Includes cash retention payments made to Mr. Deason of $185,004 under our KERP.

(7)	Reflects only the compensation paid to Mr. Deason from the time he joined our company in March 2003.

(8)	Reflects a $50,000 signing bonus.

(9)	Includes cash retention payments made to Mr. Kalman of $200,000 under our KERP.

(10)	Reflects only the compensation paid to Mr. Kalman from the time he joined our company in February 2002.

(11)	Includes a $100,000 signing bonus.

(12)	Includes cash retention payments made to Mr. Nesser of $167,500 under our KERP.
Option Grant Table
      The following table provides information about option grants to the Named Executive Officers during the year ended December 31, 2004.
Option Grants in Fiscal Year 2004

	Individual Grants(1)

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates
	Underlying	Options			of Stock Price Appreciation
	Options	Granted to			for Option Term(4)
	Granted	Employees	Exercise Price	Expiration
Name	in 2004	in 2004(2)	(per Share)(3)	Date	5%	10%

B.W. Wilkinson	129,200	14.53	$9.01	03/18/14	$732,091	$1,855,263
R.A. Deason	50,000	5.62	$9.01	03/18/14	$283,317	$717,981
J.A. Fees	54,300	6.11	$9.01	03/18/14	$307,682	$779,727
F.S. Kalman	63,700	7.16	$9.01	03/18/14	$360,946	$914,708
J.T. Nesser, III	42,900	4.82	$9.01	03/18/14	$243,086	$616,028

(1)	Options granted in the year ended December 31, 2004 vest in equal installments of one-third on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with us or one of our subsidiaries. In the event of a “change in control” of our company, all outstanding options will vest and become immediately exercisable.

(2)	Based on options to acquire 889,131 shares of common stock granted to all employees of McDermott and its subsidiaries during the year ended December 31, 2004.

(3)	Fair market value on the date of grant, based on the average of the high and low sales prices reported on the New York Stock Exchange on that date.

(4)	Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, if the exercise price is $9.01, a 5% annual growth rate over ten years results in a stock price of $14.68 per share, and a 10% rate results in a price of $23.37 per share. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. Zero percent appreciation in the price of our common stock will result in no gain.

Option Exercises and Year-End Value Table
      The following table provides information concerning the exercise of stock options during the year ended December 31, 2004 by each of the Named Executive Officers and the value at December 31, 2004 of unexercised options held by those persons. The value of unexercised options reflects the increase (if any) in market value of our common stock from the date of grant through December 31, 2004 (when the fair market value of our common stock was $18.335 per share, based on the average of the high and low sales prices reported on the New York Stock Exchange on that date). The actual value realized on option exercise will depend on the value of our common stock at the time of exercise.
Aggregated Option Exercises in Fiscal Year 2004
and Fiscal Year-End Option Values

			Total Number of		Total Value of Unexercised,
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End		at Fiscal Year-End
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

B.W. Wilkinson	0	$0	670,200	302,600	$5,112,602	$3,081,199
R.A. Deason	0	$0	33,334	116,666	$506,177	$1,478,573
J.A. Fees	0	$0	131,204	106,966	$922,992	$1,142,843
F.S. Kalman	0	$0	134,901	173,499	$1,066,965	$1,770,551
J.T. Nesser, III	0	$0	214,434	107,566	$1,210,688	$1,064,196
Employment and Severance Arrangements
      We do not currently have any employment or severance agreements with any of our Named Executive Officers, except for the change-in-control agreements described below.
Change in Control Arrangements
      We have entered into change-in-control agreements with Messrs. Deason, Fees, Kalman, Nesser, Sannino and Wilkinson. Under these agreements, if we terminate an executive officer’s employment, other than for cause or as a result of his death or disability, or if an executive officer terminates his employment for good reason within the one year following a change in control, we will pay that executive officer all of the following pursuant to the change-in-control agreement:

•	Various accrued benefits, such as earned but unpaid salary, earned but unused vacation and reimbursements.

•	A cash payment equal to the product of the Executive Incentive Compensation Plan (“EICP”) muliplier used for the executive officer and the executive officer’s annual base salary for the applicable period, in the event an EICP bonus for the year prior to termination is paid to other EICP participants after the date of the executive’s termination. For example, for an applicable termination in 2005, the cash payment would equal the executive officer’s target award percentage multiplied by the executive officer’s 2004 annual salary.

•	A prorated cash payment under the EICP based upon the executive officer’s target award for the year in which the termination occurs and the number of days in which the executive was employed with McDermott during that year. For example, for an applicable termination in 2005, the cash payment would equal the product of (1) the executive officer’s 2005 annual base salary multiplied by the executive officer’s 2005 EICP target percentage and (2) the number of days employed in 2005 divided by 365).

•	A cash payment equal to 200% of the executive’s annual base salary immediately prior to termination plus his EICP target bonus applicable to the year in which the termination occurs. For example, for an applicable termination in 2005, the cash payment would equal two times the sum of the executive officer’s 2005 annual base salary plus the executive officer’s target bonus.

•	In the event any payment is subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended, an additional cash payment equal to such excise tax, as well as a gross-up payment for any resulting income or excise tax.
      Under our long-term incentive compensation plans, upon a “change in control” of McDermott, all stock options will immediately become exercisable, all restrictions applicable to shares of restricted stock will immediately lapse and all deferred stock units and performance units will immediately become vested.
      Under the Supplemental Executive Retirement Plan (discussed further below under “Retirement Plans — Supplemental Executive Retirement Plan”), a participant shall have a vested percentage of 100% upon the date of termination of the participant’s employment within 24 months following a change in control.
Retirement Plans
      Pension Plans. We maintain retirement plans that are funded by trusts and cover substantially all regular full-time employees of McDermott and its subsidiaries, except certain nonresident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. Officers who are employees of McDermott or certain of its subsidiaries, including McDermott Incorporated and The Babcock & Wilcox Company (“B&W”), are covered under The Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Retirement Plan”). Under the McDermott Retirement Plan, salaried B&W employees and other salaried employees who began their career with B&W (collectively, the “B&W tenured employees”) accrue benefits under a different formula than other participants in the plan. Officers who are employed by J. Ray McDermott or certain of its subsidiaries or affiliates are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. (the “J. Ray McDermott Retirement Plan”). As of March 31, 2003, benefit accruals under the J. Ray McDermott Retirement Plan ceased. On November 31, 2003, assets and liabilities attributable to current and former employees of the our Government and Industrial business unit were spun-off from the McDermott Retirement Plan into a separate plan called the “Retirement Plan for Employees of BWX Technologies, Inc.” (the “BWXT Retirement Plan”). On January 31, 2005, assets and liabilities attributable to current and former employees of our Power Generation Systems business segment’s current operations were spun-off from the McDermott Retirement Plan into a separate plan called the “Retirement Plan for Employees of The Babcock & Wilcox Company and Participating Subsidiary and Affiliated Companies” (the “B&W Plan”). All plan rights and features, including individual retirement benefits payable under the plans, remained unchanged. Employees do not contribute to any of these plans, and company contributions are determined on an actuarial basis. To the extent benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of unfunded excess benefit plans maintained by them (the “Excess Plans”). An employee must be employed by the applicable company or a subsidiary for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans, except that all employees participating in the J. Ray McDermott Retirement Plan on March 31, 2003 became fully vested at that time.
      The benefit formula under the McDermott Retirement Plan and the BWXT Retirement Plan applicable to participants who are not B&W tenured employees is the same as those payable to employees covered under the J. Ray McDermott Retirement Plan, prior to the cessation of benefit accruals under the J. Ray McDermott Retirement Plan as described above. The following table shows the annual benefit payable to non-B&W tenured employees under the McDermott Retirement Plan and the BWXT Retirement Plan and to J. Ray McDermott employees under the J. Ray McDermott Retirement Plan, at age 65 (the normal retirement age), who retire in 2005 in accordance with the lifetime-only method of payment and before profit-sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 successive months out of the 120 successive months before retirement in which such earnings were highest (“Final Average Earnings”), less a specified percentage of anticipated social security benefits. As of December 31, 2004, Mr. Nesser had Final Average Earnings of $311,213 and 6.25 years of credited service under the McDermott Retirement Plan and Messrs. Deason, Kalman and Wilkinson had not vested in any accrued benefits under the McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.
McDermott Retirement Plan Benefits and the BWXT Retirement Plan Benefits
for Non-B&W Tenured Employees
and J. Ray McDermott Retirement Plan Benefits

	Annual Benefits at Age 65 for Years of Service Indicated

Final Average Earnings	10	15	20	25	30	35	40

$275,000	43,585	65,377	87,169	108,961	130,754	152,546	174,338
$300,000	47,751	71,627	95,502	119,378	143,254	167,129	191,005
$325,000	51,918	77,877	103,836	129,795	155,754	181,713	207,671
      The following table shows the annual benefit payable under the McDermott Retirement Plan and the BWXT Retirement Plan at age 65 (the normal retirement age) to B&W tenured employees who retire in 2005 in accordance with the lifetime-only method of payment. Benefits payable to B&W tenured employees are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee’s career) of average annual earnings (inclusive of bonuses) during the 60 successive months out of the 120 successive months prior to retirement in which such earnings were highest (“B&W Final Average Earnings”). Final Average Earnings and credited service under the BWXT Retirement Plan as of December 31, 2004 for Mr. Fees were $512,848 and 25.58 years. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.
McDermott Retirement Plan Benefits and the BWXT Retirement Plan Benefits
for B&W Tenured Employees

	Annual Benefits at Age 65 for Years of Service Indicated

B&W Final Average Earnings	10	15	20	25	30	35	40

400,000	50,000	75,000	100,000	125,000	150,000	175,000	200,000
500,000	62,500	93,750	125,000	156,250	187,500	218,750	250,000
600,000	75,000	112,500	150,000	187,500	225,000	262,500	300,000
      Supplemental Executive Retirement Plan. Until December 31, 2004, we maintained an unfunded Supplemental Executive Retirement Plan (the “Retirement Plan”) that covered certain of our officers and officers of some of our subsidiaries, including McDermott Incorporated, J. Ray McDermott, S.A. (“J. Ray McDermott”), BWX Technologies, Inc. (“BWXT”) and B&W. Generally, benefits were based on a specified percentage (determined by age, years of service and date of initial participation in the Retirement Plan) of final three-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten fiscal years of service) or three-year average cash compensation prior to the Retirement Plan scheduled retirement date, whichever is greater. The maximum benefit could not exceed 60% (depending on the date of initial participation in the Retirement Plan) of such three-year average cash compensation. Payments under the Retirement Plan would be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by us or any of our subsidiaries. The Retirement Plan also provided a surviving spouse death benefit.

      On December 31, 2004, we terminated the Retirement Plan and adopted, effective January 1, 2005, a replacement unfunded Supplemental Executive Retirement Plan (the “SERP”). The SERP covers certain of our officers and officers of our subsidiaries, including J. Ray McDermott, BWXT and B&W. Beginning balances in the SERP for those executives who were participants in the Retirement Plan were a fraction of the accrued value of their Retirement Plan benefits. Generally, benefits are based upon a participating officer’s vested percentage in a notional account (consisting of contributions made by us and hypothetical accrued gains or losses) at the time of retirement or termination. A participating officer’s vested percentage is the lesser of (1) 20% multiplied by the participating officer’s years of participation and (2) 100%, subject to accelerated vesting for death, disability and termination without cause or within 24 months following a change in control. Other than distribution of a participating officer’s vested account balance to the designated beneficiary on the officer’s death, the SERP does not provide any surviving spouse death benefit.
      We intend to establish a grantor trust designed to assist in the administration and tracking of the SERP contributions and hypothetical gains and losses. However, no special or separate fund will be established nor shall any other segregation of assets be made to assure that distribution of benefits will be made under the SERP. Any benefits or distributions payable under the SERP will be made from our general assets and any participant or beneficiary will be an unsecured general creditor.
SERP Contribution and Vesting Table
      The following table shows, through February 28, 2005, the annual amounts we have contributed to the notional SERP accounts for each Named Executive Officer, the accumulated account value (including gains and losses) and the officer’s vested percentage in that account.

	Initial	2005	Aggregate	Vested
Name	Contribution	Contribution	Account Value	Percentage

B.W. Wilkinson	$552,277	$32,500	$600,032	0%
R.A. Deason	$77,643	$18,500	$98,921	0%
J.A. Fees	$33,825	$41,326	$77,286	0%
F.S. Kalman	$124,603	$20,000	$148,945	0%
J. T.Nesser, III	$347,037	$16,750	$372,864	0%

AUDIT COMMITTEE REPORT
      Each year, the Board of Directors appoints an Audit Committee to review McDermott International, Inc.’s financial matters. Each member of the Audit Committee meets the independence requirements established by the New York Stock Exchange. The Audit Committee is responsible for the appointment, compensation, retention and oversight of McDermott’s independent registered public accounting firm. We are also responsible for recommending to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.
      In making our recommendation that McDermott’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, we have taken the following steps:

•	We discussed with PricewaterhouseCoopers LLP (“PWC”), McDermott’s independent registered public accounting firm for the year ended December 31, 2004, those matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with PWC, with no members of McDermott management present during those discussions. PWC did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We conducted periodic executive sessions with McDermott’s internal audit department and regularly received reports regarding McDermott’s internal control procedures.

•	We required periodic reviews of improvements to McDermott’s project management systems, and supported and monitored management’s initiatives to revise, improve, and upgrade its project management systems, controls, and personnel.

•	We reviewed, and discussed with McDermott’s management and PWC, management’s report and PWC’s report and attestation on internal control over financial reporting, each of which was prepared in accordance with Section 404 of the Sarbanes-Oxley Act.

•	We received and reviewed the written disclosures and the letter from PWC required by the Independent Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, and we discussed with PWC its independence from McDermott. We also considered whether the provision of nonaudit services to McDermott is compatible with PWC’s independence.

•	During 2004, McDermott continued its migration to an internal audit function staffed primarily with company employees rather than outsourcing internal audit services. While McDermott increased the number of company internal audit employees in 2004, consultants continue to be engaged on an as-needed basis to provide particular areas of expertise.

•	We determined that there were no former PWC employees, who previously participated in the McDermott audit, engaged in the financial function of McDermott.

•	We reviewed, and discussed with McDermott’s management and PWC, McDermott’s audited consolidated balance sheet at December 31, 2004, and consolidated statements of income (loss), comprehensive income (loss), cash flows, and stockholders’ equity (deficit) for the year ended December 31, 2004.
      Based on the reviews and actions described above, we recommended to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

D. Bradley McWilliams (Chairman)
Ronald C. Cambre
Bruce DeMars
Joe B. Foster
Thomas C. Schievelbein

RATIFICATION OF RETENTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
YEAR ENDING DECEMBER 31, 2005
(ITEM 2)
      Our Board of Directors has ratified the decision of the Audit Committee to retain PricewaterhouseCoopers LLP to serve as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2005. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent audit firm at any time if the Audit Committee concludes such a change would be in the best interests of McDermott. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1999. We expect representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
      During the years ended December 31, 2004 and 2003, McDermott paid PricewaterhouseCoopers fees, including expenses and taxes, totaling $9,412,278 and $6,198,958, respectively, which can be categorized as follows:

	2004	2003

Audit
The Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of McDermott, internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly consolidated financial statements of McDermott, and assistance with review of documents filed with the SEC.	$7,342,622	$4,368,562

Audit Related
The Audit Related fees for the years ended December 31, 2004 and 2003, respectively, were for assurance and related services for employee benefit plan audits, agreed upon procedures engagements, accounting consultations, advisory services related to Sarbanes-Oxley Section 404 compliance, and professional services in connection with the issuance of J. Ray McDermott, S.A.’s 11% Senior Secured Notes during 2003.	$1,442,216	$1,296,430

Tax
The Tax fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for consultations on various U.S. federal, state and international tax matters, international tax compliance and tax planning, and assistance with tax examinations.	$602,233	$437,046

All Other
The fees for All Other services for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for risk management advisory services, translation services and other advisory or consultation services not related to audit or tax.	$25,207	$96,920

Total	$9,412,278	$6,198,958
      It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the Securities Exchange Commission. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

Recommendation and Vote Required
      Our Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the decision of our Board of Directors to retain PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2005. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the vote.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      McDermott is a large business organization with worldwide operations, and it engages in numerous purchase, sale and other transactions annually. We have various types of business arrangements with corporations and other organizations in which a McDermott executive officer, director, or nominee for director may also be a director, executive or investor, or have some other direct or indirect relationship. We enter into these arrangements in the ordinary course of our business, and they typically involve McDermott receiving or providing some good or service on a nonexclusive basis and at arm’s-length negotiated rates or in accordance with regulated price schedules.
      Each of Messrs. Wilkinson, Burkart, Henzler, Kalman and Sannino has irrevocably elected to satisfy withholding obligations relating to all or a portion of any applicable federal, state or other taxes that may be due on the vesting in the year ending December 31, 2005 of certain shares of restricted stock awarded under various long-term incentive plans by returning to us the number of such vested shares having a fair market value equal to the amount of such taxes. These elections, which apply to an aggregate of 10,000, 1,000, 2,165, 5,000 and 1,500 shares vesting in the year ending December 31, 2005 and held by Messrs. Wilkinson, Burkart, Henzler, Kalman and Sannino, respectively, are subject to approval of the Compensation Committee of our Board of Directors, which approval was granted. In the year ended December 31, 2004, each of Messrs. Wilkinson, Burkart, Fees, Henzler, Kalman, Nesser and Sannino made a similar election which applied to an aggregate of 96,906, 1,000, 10,571, 10,617, 5,000, 19,009 and 13,980 shares, respectively, that vested in the year ended December 31, 2004. Those elections were also approved by the Compensation Committee. We expect any transfers reflecting shares of restricted stock returned to us will be reported in the SEC filings made by those transferring holders who are obligated to report transactions in our securities under Section 16 of the Securities Exchange Act of 1934.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2004.

STOCKHOLDERS’ PROPOSALS
      Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2006 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 2, 2005. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.
      In addition, any stockholder who intends to submit a proposal for consideration at our 2006 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than November 5, 2005 or later than January 4, 2006 and (2) satisfy specified requirements. A copy of the pertinent by-law provisions can be found on our website at www.mcdermott.com at “Investor Relations — Corporate Governance.”

By Order of the Board of Directors,

JOHN T. NESSER, III
Secretary
Dated: April 8, 2005

APPENDIX A
McDERMOTT INTERNATIONAL, INC.
Categorical Standards for Director Independence
      For a director to be deemed “independent,” the Board of Directors shall affirmatively determine that the director has no material relationship with the Company. In making this determination, the Board shall apply the following standards:

•	A director who is, or has been within the last three years, an employee, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company shall not be determined to be independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer of the Company shall not disqualify a director from being considered independent following that employment.

•	A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be determined to be independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) shall not be considered in determining independence under this test.

•	A director shall not be determined to be independent if: (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	A director or an immediate family member who is, or has been with the last three years, employed as an executive officer of another entity where any of the Company’s current executive officers at the same time serves or served on that entity’s compensation committee shall not be determined to be independent.

•	A director who is a current employee, or whose immediate family member is a current executive officer, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, shall not be determined to be independent.

•	A director who is a partner of or of counsel to a law firm that performs legal services for the Company on a regular basis shall not be determined to be independent.

•	A director who is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for the Company on a regular basis shall not be determined to be independent.
      In addition, the Board of Directors shall consider the following standard; however, failure to satisfy this standard will not automatically result in a determination that the director is not independent.

•	Is the director, or an immediate family member of the director, affiliated with or employed by a tax exempt organization that receives significant contributions (i.e., more than 2% of the annual contributions received by the organization, or more than $200,000 in a single fiscal year, whichever amount is lower) from the Company or any of its affiliates within the preceding fiscal year?

A-1

•	Does the director serve on so many other public company boards that his ability to devote sufficient time and attention to the Company’s affairs is compromised?
      In addition to the foregoing, for a director to be determined to be “independent” for purposes of the Audit Committee of the Board of Directors, that director must meet the criteria for independence established by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.
      For purposes of the foregoing:

•	The term “affiliate” of the Company is a person (including a partnership, corporation or other legal entity such as a trust or estate) that controls, is controlled by or is under common control with the Company. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person (whether through ownership of capital stock of that person, by contract or otherwise).

•	The term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares such person’s home.

•	References to the “Company” include any parent of subsidiary in a consolidated group with the Company.

A-2

APPENDIX B
Effective February 23, 2005
McDERMOTT INTERNATIONAL, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
Preamble
      The Audit Committee of the Board of Directors of McDermott International, Inc. (hereinafter sometimes the “Company” or “McDermott”) adopts this charter.

I.	Purpose
      The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the Board) in fulfilling its oversight responsibilities with respect to financial reports and other financial information provided by the Company to its shareholders and others by carrying out the following duties:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Oversee the integrity of the financial statements of the Company.

•	Monitor the compliance by the Company with legal and regulatory financial requirements.

•	Evaluate the independence, qualifications and performance of the Company’s independent auditors.

•	Oversee the performance of the Company’s internal audit function.

•	Oversee certain aspects of the Company’s Compliance and Ethics Program relating to financial matters, books and records and accounting and as required by applicable statutes, rules and regulations.

•	Provide an open avenue of communication among the Company’s outside auditors, financial and senior management, the internal audit department and the Board.

•	Comply with the applicable reporting requirements established by the Securities and Exchange Commission (the “SEC”).

II. Committee Composition
      The Committee will be composed of not less than three members of the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member shall meet the qualifications of an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.
      Each member of the Committee shall meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Corporate Governance Rules of the New York Stock Exchange (NYSE), as defined in the NYSE Listed Company Manual. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member.
      The members of the Committee shall be elected by the Board at each annual organizational meeting and shall serve until the Board’s next annual organizational meeting and their successors are duly elected and qualified, or until their earlier resignation or removal. The Board shall have the authority at any time to remove one or more members of the Committee. The Chairman shall be elected by the full Board. If the Board should fail to elect a chairman, or should the chairman be absent or unavailable, the members of the Committee may designate a chair by majority vote of the full Committee membership. No member of the Audit Committee may serve as a member of in excess of two other audit committees.

      The Committee shall have the authority to engage independent counsel or other advisors, as it determines necessary to carry out its duties.
      The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Company’s outside auditors for the purpose of preparing or issuing an audit report or performing any other services for the Company, compensation to any advisors employed by the Committee, and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III. Meetings
      The Committee shall meet at least four times annually or more frequently as circumstances dictate. A detailed written agenda shall be prepared by or under supervision of the Chair of the Committee and distributed in advance.
      The Committee shall meet periodically with management, those responsible for the internal audit function and the outside auditors, in separate executive sessions, to discuss any matters that the Committee or any of these individuals or groups believe should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of McDermott and subsidiary management.
      The Committee will maintain written minutes of all its meetings, which will be available to every member of the Board.

IV. Responsibilities and Duties
      The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing and reviewing those financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent accountants’ work.
      Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this charter as the Company’s outside auditors). The Committee shall have and may exercise all the powers of the Board, except as may be prohibited by law, with respect to all matters encompassed by this charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.
      The outside auditors of the Company are ultimately accountable to the Committee and the Board, as opposed to management of the Company. The Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s outside auditors (subject to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall be directly responsible for the compensation and oversight of the work of the Company’s outside auditors (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing any other services for the Company. The Company’s outside auditors shall report directly to the Committee.
      The Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the Company’s outside auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC.
      The Committee may form and delegate authority to subcommittees consisting of one or more members when the Committee deems it appropriate to do so, including the authority to grant preapprovals of audit and other permissible services. The Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Committee at the next meeting of the Committee.
      The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.
Disclosure and Reporting
      1. The Committee will prepare a report for inclusion in the Company’s annual proxy statement, with the names of all Committee members, stating whether the Committee:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with the outside auditors matters requiring discussions by the Statement on Audit Standards (SAS) No. 61, Communication with Audit Committees;

(3) received the written disclosures and letter from the outside auditors required by Independence Standards Board No. 1, and discussed with the outside auditors their independence; and

(4) based on that review and discussion, recommended to the full Board that the audited financial statements be included in McDermott’s Annual Report on Form 10-K.
      2. Ensure that McDermott provides the NYSE with applicable written confirmations, including but not limited to any confirmations regarding:

(1) any determination the Board has made regarding the independence of directors;

(2) financial literacy of Committee members;

(3) the determination that at least one of the Committee members has accounting or related financial management expertise; and

(4) the annual review and reassessment of the adequacy of the Committee charter.
Documents/Reports Review
      3. Review and discuss with management and the Company’s outside auditors the annual audited financial statements, and the related footnotes and disclosures, as well as specific disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.
      4. Review and discuss with management and the Company’s outside auditors the Company’s quarterly financial statements, and the related footnotes and disclosures, as well as specific disclosures made in management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.
      5. Review and discuss with management and the Company’s outside auditors:

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Analyses prepared by management and/or the Company’s outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

      6. Review with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).
      7. Review with management and the Company’s outside auditors the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures on the Company’s financial statements.
      8. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company’s policies and guidelines concerning risk assessment and risk management.
      9. Review significant internal audit reports and management’s responses with those responsible for the internal audit function.
      10. The Committee will review and discuss a report from the Company’s outside auditors that contains all “critical policies and practices to be used all alternative treatments of financial information within (GAAP) that have been discussed with management ramifications of the use of such alternative disclosures and treatments, and the treatment preferred other material written communications between the firm and management” by the firm.
      11. Have oversight responsibility for certain aspects of the Company’s Compliance and Ethics Program relating to financial matters, books and records, and accounting and as required by applicable statutes, rules and regulations.
      12. At least annually, obtain and review a report by the company’s outside auditors describing (i) the outside auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the outside auditors and the Company as contemplated by Independence Standards Board Standard No. 1. Evaluate the Company’s outside auditors’ qualifications, performance and independence, including considering whether the outside auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the outside auditors’ independence. In making this evaluation, the Committee shall take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the Company’s outside auditors to the full Board.
Outside Auditors
      13. Recommend to the Board each year, a firm of independent certified public accountants to serve as McDermott’s principal independent auditors. The Board will not recommend a registered public accounting firm to perform an audit if the company’s Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, Controller (or equivalent) was employed by the audit firm and participated in the Company’s audit during the one-year period preceding the date of initiation of the current audit.
      14. On an annual basis, after completion of the annual audit of the Company’s consolidated financial statement included in the Annual Report on Form 10-K and prior to its filing, review with outside auditors any significant changes required in the examination plan; any serious difficulties or disputes with management encountered during the course of the audit; and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards (GAAS), including but not limited to discussions relating to the outside auditors’ judgment about such matters as the quality, not just the acceptability, of the Company’s accounting practices and other items set forth in SAS 61. On an annual basis, obtain from the Company’s outside auditors assurance that Section 10A(b) of the Exchange Act has not been implicated with respect to the Company’s most recently completed fiscal year.
      15. Annually approve the fees and other compensation to be paid to the outside auditor.

      16. Require a formal written statement from the outside auditor consistent with Independence Standards Board Standard No. 1. The Committee is responsible for oversight of auditor independence and shall discuss annually with the outside auditor any relationships or services that may impact the auditor’s independence, and take, or recommend to the full Board, actions to ensure that independence.
      17. Discuss with the outside auditor the auditor’s judgment about the quality of McDermott’s accounting principles and the underlying estimates as required by SAS No. 90, Audit Committee Communications.
      18. Require that the outside auditor communicates to the Committee (or be satisfied that management has communicated) with regard to their quarterly reviews any matters of the types described in SAS No. 61.
      19. Review the capabilities and performance of the lead and engagement partner of the Company’s outside auditors.
      20. Confirm the regular rotation of the audit partners as required by applicable law. Consider whether there should be regular rotation of the outside auditing firm.
      21. Review with the Company’s outside auditors any communication or consultation between the Company’s audit team and the outside auditors’ national office respecting auditing or accounting issues presented by the engagement.
      22. Establish hiring policies for the Company’s employment of the Company’s outside auditors’ personnel or former personnel, which may take into account whether a proposed employee participated in any capacity in the audit of the Company.
      23. Meet with the Company’s outside auditors prior to the audit to review the planning and staffing of the audit.
Internal Audit Function
      24. The Committee shall review and approve the appointment, replacement, reassignment or dismissal of those responsible for the internal audit function.
      25. Annually review and approve the internal audit plan and discuss any subsequent changes in the scope of the audit plan.
      26. Review the results of the internal audit process with management and those responsible for the internal audit function, including significant findings, management’s responses thereto, and the status of corrective actions or implementation of recommendations.
      27. Evaluate the budget, activities, organizational structure, and qualifications of the internal audit department.
Ethical and Legal Compliance
      28. Review the disclosures that the Company’s Chief Executive Officer and Chief Financial Officer make to the Committee and the Company’s outside auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
      29. Obtain reports from management, those responsible for the internal audit function and the Company’s outside auditors that the Company’s subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct.
      30. Review with McDermott’s General Counsel any legal matter that could have a significant impact on the financial statements, the Company’s relevant compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      31. Review management’s monitoring of compliance with McDermott’s Code of Business Conduct, and ensure that management has the proper review system in place to ensure that McDermott’s financial statements, reports and other financial information disseminated to the public satisfy legal requirements.
      32. The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      33. Committee members are prohibited from taking any action to fraudulently influence, coerce, manipulate, or mislead any auditor engaged in the performance of an audit for the purpose of rendering the financial statements materially misleading.
Other
      34. In addition to the activities described above, the Committee will perform such other functions the Committee or the Board deems necessary or appropriate under law; the Company’s articles of incorporation, by-laws and governing documents; and the resolutions and other directives of the Board of Directors. The duties and responsibilities of a member of the Committee are in addition to those duties generally pertaining to a member of the Board of Directors.
      35. The Committee shall have the authority to engage independent counsel or other advisors, as it determines necessary to carry out its duties.
      36. Review annually the Committee’s own performance.
      37. Make regular reports to the Board.
      38. The Committee will review this charter periodically, as conditions dictate, but at least annually, and update this charter if necessary or appropriate.

McDERMOTT INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 4, 2005
9:30 a.m.
Hotel Inter-Continental
Pelican I Room
444 St.Charles Avenue
New Orleans, Louisiana

Dear Stockholder:

McDermott International, Inc. encourages you to vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

1.	To vote over the Internet:

•	Log on the Internet and go to the web site http://www.eproxyvote.com/mdr

2.	To vote over the telephone:

•	On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

•	Outside of the U.S. and Canada call 201-536-8073.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.

PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

McDERMOTT INTERNATIONAL, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

P
R
O
X
Y

The undersigned hereby appoints John T. Nesser III and Francis S. Kalman, and each of them individually, as attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, to vote all the shares of common stock of McDermott International, Inc. (“McDermott”) that the undersigned may be entitled to vote at McDermott’s Annual Meeting of Stockholders to be held on May 4, 2005, and at any adjournment or postponement of such meeting, as indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of McDermott’s Annual Report for the fiscal year ended December 31, 2004 and its Notice of 2005 Annual Meeting of Stockholders and related Proxy Statement.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

McDermott International, Inc.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8242
EDISON, NJ 08818-8242

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until 11:59 PM on 05/03/05.

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/mdr

2. Follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

IMPORTANT–PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN ABOVE.

McDERMOTT INTERNATIONAL, INC.
1.	Election of Directors: (the Directors recommend a vote “FOR”).
Nominees as Class I Directors: 01. Roger A. Brown, 02. Oliver D. Kingsley, Jr. and 03. Bruce W. Wilkinson.
Nominees as Class III Directors: 04. Ronald C. Cambre and 05. Bruce DeMars.

FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES

☐

For all nominees except as written above

	FOR	AGAINST	ABSTAIN
2. Ratification of retention of PricewaterhouseCoopers LLP as McDermott’s independent registered public accounting firm for the year ending December 31, 2005 (the Directors recommend a vote “FOR”).	☐	☐	☐

Annual Report
Mark here to discontinue annual report mailing for the account (for multiple-account holders only).	☐

Every properly signed Proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR (1) the election of Directors to Class I, the election of Directors to Class III, and (2) the ratification of retention of PricewaterhouseCoopers LLP as McDermott’s independent registered public accounting firm. The proxy holders named on the reverse side also will vote in their discretion on any other matter that may properly come before the meeting.

NOTE:	Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing. All proxies heretofore given by the signatory to vote at such meeting or any adjournment or postponement thereof are hereby revoked.

Signature:	Date:	Signature:	Date:

NOTICE TO PARTICIPANTS OF
THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED
AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

April 8, 2005

Dear Thrift Plan Participant:

     The Annual Meeting of Stockholders of McDermott International, Inc. (“McDermott”) will be held on Wednesday, May 4, 2005. Enclosed for your review are the Notice of McDermott’s Annual Meeting of Stockholders and the related Proxy Statement.

YOUR VOTE IS IMPORTANT!

     As a participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), you are strongly encouraged to direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of your Thrift Plan, to vote your shares of McDermott common stock held in your separate Thrift Plan account.

PROVIDING YOUR INSTRUCTIONS TO VANGUARD

     To instruct Vanguard how to vote the shares of McDermott common stock in your Thrift Plan account, you may vote by mail, telephone or the Internet. To vote by mail, complete, sign, and date the enclosed instruction form and mail it to Vanguard in the enclosed postage-paid reply envelope. If you wish to vote via telephone, please call 1-888-221-0697 and follow the appropriate prompts. If you wish to vote via the Internet, log on to www.401kproxy.com and follow the instructions provided. Regardless of the method you choose, your instructions must be received at Vanguard by the Thrift Plan Deadline, which is 4:00 p.m. Eastern time on Friday, April 29, 2005. Please note, should you elect to vote via telephone or Internet, there is no need to mail in your proxy card. Your telephone or Internet vote serves as an electronic ballot and provides instruction to vote your shares in the same manner as if you signed and returned your proxy card.

     Your proxy voting direction will apply to shares held in your Thrift Plan account at the close of the New York Stock Exchange on the record date, March 28, 2005.

THE TERMS OF YOUR THRIFT PLAN

     Please note the terms of your Thrift Plan provide that Vanguard will vote the shares of McDermott common stock held in your Thrift Plan account as directed. Additionally, any shares of McDermott common stock held in the Thrift Plan for which Vanguard does not receive timely participant directions generally will be voted by Vanguard in the same proportion as the shares for which Vanguard receives timely voting instructions from participants within the Thrift Plan.

     The enclosed information relates only to shares of McDermott common stock held in your Thrift Plan account. If you own other shares outside of the Thrift Plan, you should receive separate mailings relating to those shares.

YOUR DECISION IS CONFIDENTIAL

     All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including McDermott, or any of their respective directors, officers, employees or affiliates.

FOR ADDITIONAL QUESTIONS

     If you have any questions about the proxy solicitation by McDermott, please direct all inquiries to:

McDermott International, Inc.
1450 Poydras Street
New Orleans, LA 70112-6050
Attention: Corporate Secretary

Or call (504) 587-5400

Additionally, all proxy-solicitation materials are available online at www.sec.gov. If you have questions on how to provide voting instructions to Vanguard, please contact Vanguard Participant Services weekdays during normal business hours at 1-800-523-1188.

Sincerely,

Vanguard Fiduciary Trust Company

3 Easy Ways to Vote Your Voting Instruction Form

24 Hours a Day

VOTE ON THE INTERNET	VOTE BY PHONE	VOTE BY MAIL
• Read the Proxy Statement and have	• Read the Proxy Statement and have	• Read the Proxy Statement and have
this card at hand	this card at hand	this card at hand
• Log on to www.401kproxy.com	• Call toll-free 1-888-221-0697	• Check the appropriate boxes on reverse
• Follow the on-screen instructions	• Follow the recorded instructions	• Sign and date proxy card
• Do not return this paper ballot	• Do not return this paper ballot	• Return promptly in the enclosed envelope

▼   Please fold and detach card at perforation before mailing   ▼

CONFIDENTIAL VOTING INSTRUCTION FORM

TO:  VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE
UNDER THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED
AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

The undersigned participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”) hereby directs Vanguard Fiduciary Trust Company (“Vanguard”), the trustee for the Thrift Plan, to vote all the shares of common stock (“common stock”) of McDermott International, Inc. (“McDermott”) held in the undersigned’s Thrift Plan account at McDermott’s Annual Meeting of Stockholders to be held in the Pelican I Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 4, 2005, at 9:30 a.m. local time, and at any adjournment or postponement of such meeting, as indicated on the reverse side of this voting instruction form.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If your voting instruction form is not properly signed or dated or if no direction is provided, your shares generally will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from participants in the Thrift Plan.

THIS INSTRUCTION FORM MUST BE RECEIVED AT VANGUARD BY 4:00 p.m. Eastern time, Friday, April 29, 2005.

The undersigned acknowledges receipt of McDermott’s Annual Report for the fiscal year ended December 31, 2004 and its Notice of 2005 Annual Meeting of Stockholders and related Proxy Statement.

ê

Dated                     , 2005

SIGNATURE	(Please sign in Box)

NOTE: Signature should be the same as the name on your Thrift Plan account. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. The person signing above hereby revokes all instructions heretofore given by such person to vote the shares of McDermott common stock held in such person’s Thrift Plan account at such meeting or any adjournment or postponement thereof.

ê	ê	131 kc

▼   Please fold and detach card at perforation before mailing   ▼

ê	Please fill in box(es) as shown using black or blue ink. ☒ PLEASE DO NOT USE FINE POINT PENS.	ê

1.	Election of Directors: (the Directors recommend a vote “FOR”).

Nominees as Class I Directors:
(01) Roger A. Brown, (02) Oliver D. Kingsley, Jr. and (03) Bruce W. Wilkinson.

Nominees as Class III Directors:
(04) Ronald C. Cambre and (05) Bruce DeMars.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the space provided above.

FOR all nominees, except as specified at left.	WITHHOLD AUTHORITY for all nominees

☐	☐

2.	Ratification of retention of PricewaterhouseCoopers LLP as McDermott’s independent registered public accounting firm for the year ending December 31, 2005 (the Directors recommend a vote “FOR”).

FOR	AGAINST	ABSTAIN

☐	☐	☐

The terms of your Thrift Plan provide that Vanguard will vote the shares of McDermott common stock held in your Thrift Plan account as directed. Additionally, McDermott common stock held in the Thrift Plan for which Vanguard does not receive direction before 4:00 p.m. Eastern time, on Friday, April 29, 2005, generally will be voted by Vanguard in the same proportion as the shares for which Vanguard receives timely voting instructions from participants in the Thrift Plan.

ê	PLEASE SIGN AND DATE THE FRONT SIDE OF THIS VOTING INSTRUCTION FORM AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.	131 kc	ê